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                         PILLSBURY MADISON & SUTRO LLP
                             235 Montgomery Street
                        San Francisco, California 94104

                                                                     EXHIBIT 5.1



                             November 18, 1996



CB Commercial Holdings, Inc.
533 South Fremont Avenue
Los Angeles, CA  90071


    Re:  Registration Statement on Form S-1


Ladies and Gentlemen:

    We are acting as counsel for CB Commercial Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 4,999,050 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, all of which are authorized but heretofore unissued shares and are to be offered and sold by the Company (including 652,050 shares subject to the underwriters' over-allotment option). In this regard we have participated in the preparation of a Registration Statement on Form S-1 (Registration No. 333-12757) relating to such 4,999,050 shares of Common Stock. (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")

         We are of the opinion that the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.
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CB Commercial Holdings, Inc.
November 18, 1996
Page 2


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                             Very truly yours,

                             /s/ Pillsbury Madison & Sutro LLP